UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 15, 2006

                               ALMOST FAMILY, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    1-09848                 06-1153720
(State or other jurisdiction   (Commission File No.)      (IRS Employer
     of incorporation)                                 Identification No.)

         9510 Ormsby Station Road, Suite 300
            Louisville, Kentucky                               40223
(Address of principal executive offices)                     (Zip Code)

                                 (502) 891-1000
              (Registrant's telephone number, including area code)


                                       N/A
                (Former name or former address, if changed since
                                 last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01. Entry into a Material Definitive Agreement.

     On November 15, 2006, in connection with the proposed acquisition of the assets of all the Medicare-certified home health agencies owned and operated by Mederi, Inc., Almost Family, Inc. (the "Registrant"), entered into two asset purchase agreements: (i) an Asset Purchase Agreement dated as of November 15, 2006, among (x) the Registrant, Caretenders Visiting Services of Ocala, LLC, Caretenders Visiting Services of Southwest Florida, Inc., Caretenders Visiting Services of Orlando, LLC, Caretenders Visiting Services of District 7, LLC, Pro-Care Home Health of Broward, Inc., Caretenders Visiting Services of Southeast Florida, Inc., Caretenders Visiting Services of Hernando County, LLC, Caretenders Visiting Services of District 6, LLC, Caretenders Visiting Services of Pinellas County, LLC, Caretenders Visiting Services of Cook County, LLC, and National Health Industries, Inc., (y) Mederi, Inc., Mederi of Collier County, Inc., Mederi of Manatee County, Inc., Mederi of Pinellas County, Inc., Mederi of Alachua County, Inc., Mederi of Palm Beach County, Inc., Mederi of Orange County, Inc., d/b/a Mederi of Brevard County, Inc., and United Home Health Services, Inc. d/b/a Mederi of Illinois, and (z) David Nesslein and Sandra Vazquez, and (ii) an Asset Purchase Agreement dated as of November 15, 2006, among (x) the Registrant, Caretenders Visiting Services of Cook County, LLC, Caretenders Visiting Services of Southern Illinois, LLC, Caretenders Visiting Services of St. Louis, LLC, and National Health Industries, Inc., (y) Health Management Consultants, Inc., United Home Health Services of Cook County, Inc. d/b/a Mederi of Cook County, and United Home Health Service of St. Louis, Inc. d/b/a Mederi, and (z) David Nesslein and Sandra Vazquez.

     In the aggregate, the asset purchase agreements provide for an initial purchase price of approximately $19 million consisting of $13 million cash, $4 million in a note payable and 100,000 shares of the Registrant's common stock. Additional consideration of up to $5.5 million in cash may be paid to the sellers contingent primarily upon the achievement of certain revenue targets in the two years following the closing. The cash portion of the transaction will be funded from borrowings available on the Company's existing senior credit facility with JP Morgan Chase Bank, NA.

     The common stock is "restricted stock" as defined in Rule 144 under the Securities Act of 1933, as amended, (the "Securities Act"), and is subject to piggyback registration rights for two years from the date of issuance. The Registrant is relying on an exemption from registration provided under Section 4(2) of the Securities Act, which exemption the Registrant believes is available due to the closely held nature of the seller's common stock and the status of the recipient of the shares as an "accredited investor" as defined in Regulation D under the Securities Act.

     Consummation of the transaction is subject to usual and customary closing conditions, including absence of any legal prohibition on consummation of the transaction, obtaining required governmental and third-party consents, the material accuracy of the representations and warranties and material performance of all covenants and the delivery of customary legal opinions. The agreements contain certain termination rights for the Registrant and the other parties. The transaction is expected to close December 3, 2006.

Item 3.02.  Unregistered Sales of Equity Securities.

         The information set forth in response to Item 1.01 is incorporated by reference herein.

Item 9.01.   Financial Statements and Exhibits.

               (d)Exhibits.

               Exhibit 99.1 -- Press Release dated November 16, 2006.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ALMOST FAMILY, INC.

Date:  November 17, 2006                   By    /s/ C. Steven Guenthner
                                                 -------------------------------
                                                 C. Steven Guenthner
                                                 Senior Vice President and
                                                 Chief Financial Officer